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                                                                   EXHIBIT 10.43


                       ESMOR CORRECTIONAL SERVICES, INC.
                             STOCK OPTION AGREEMENT

        AGREEMENT, made as of the 21st day of January, 1996, between Esmor Correctional Service, Inc., a Delaware corporation (the "Corporation") and Ira Cotler (the "Optionee").

        WHEREAS, the simultaneously herewith the Corporation has entered into an employment agreement with the Optionee pursuant to which the Corporation has agreed to grant to the Optionee an option to purchase an aggregate of one hundred thousand (100,000) authorized but unissued shares of the Corporation's Common Stock, par value $.01 per share (the "Common Shares").

        NOW, THEREFORE, for good and valuable consideration paid by the Optionee to the Corporation, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties agree as follows:

        1. Grant of Option. The Corporation hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of one hundred thousand (100,000) Common Shares (subject to adjustment as provided in Paragraph 6 hereof) on the terms and conditions set forth herein (the "Option"). The Optionee acknowledges that the Option is not an "incentive option" within the meaning of an "incentive stock option plan" and Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2. Purchase Price. The purchase price of the Common Shares covered by the Option shall be $8.875 per share (subject to adjustment as provided in Paragraph 6 hereof).
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        3.      Vesting of Option.  The Option is exercisable as to 33,333 shares commencing on the date hereof, as to an additional 33,334 shares commencing one year from the date hereof and as to an additional 33,334 shares commencing two years from the date hereof. The Option granted hereby shall expire January 21, 2001, unless earlier terminated as hereinafter set forth.

        4. Method of Exercising Option. If the Optionee elects to exercise the Option, he may do so in whole or in part at any time subject to the termination dates specified herein. The Option, or any part thereof, may be exercised by the Optionee in either of the following ways:

                (a) If the Optionee decides to exercise all or part of his Option and make payment for the Common Shares in full, he shall give written notice to the Corporation, specifying therein the number of Common Shares which he then elects to purchase, accompanied by cash or certified check payable to the order of the Corporation.

                (b) If the Optionee decides to exercise all or part of the Option and make payment in installments, the Optionee shall give written notice to the Corporation specifying therein the number of Common shares which he then elects to purchase, accompanied by a promissory note, in a form satisfactory to the Corporation, executed by the Optionee and evidencing the obligation of the Optionee to pay the option price to the Corporation in equal annual installments payable on the annual anniversary date of exercise beginning one year after the date of such exercise and terminating on the third anniversary of the date of exercise of the Option, together with interest at the lowest rate imputed by the Internal Revenue Service when an interest rate is not stated in a contract. Notwithstanding


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the foregoing, in the event the Optionee's relationship with the Corporation is terminated for any reason, (a) then any such promissory note shall immediately be due and payable, and (b) the Optionee shall not be eligible to exercise the Option and make payment in installments, but shall be required to make payment by cash or certified check payable to the order of the Corporation.

        As soon as practicable after receipt by the Corporation of such notice and of payment in full of the Option price of all the Common Shares with respect to which the Option has been exercised (including interest if payment is made in installments), a certificate or certificates representing such Common Shares shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. All Common Shares shall be issued only upon receipt by the Corporation of the Optionee's representation that the shares are purchased for investment and not with a view toward distribution thereof.

        5. Availability of Shares. The Corporation, during the term of this Option, at all times shall keep available the number of shares of common stock required to satisfy the Option.

        The Corporation shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Common Shares to satisfy the Option; provided, however, that the Corporation shall not be required to register the Common Shares issuable on exercise of the Option under the Securities Act of 1933. Such compliance will be a condition precedent to the right to


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exercise the Option.  The inability of the Corporation to effect such compliance with any such regulatory commission or agency which counsel for the Corporation deems necessary for the lawful issuance and sale of the Common Shares to satisfy this Option shall relieve the Corporation from any liability for failure to issue and sell the Common Shares to satisfy the Option for such period of time as such compliance is not effectuated.

        6. Adjustments. If prior to the exercise of any option granted hereunder the Corporation shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of shares of its common stock outstanding without receiving fair market compensation therefor in money, services or property, the number of Common Shares subject to the option hereby granted shall (a) if a net increase shall have been effected in the number of outstanding shares of the Corporation's Common Shares, be proportionately increased and the cash consideration payable per Common Share shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding shares of the Corporation's Common Shares, be proportionately reduced and the cash consideration payable per Common Share be proportionately increased.

        7. Restrictions. The holder of this Option, by acceptance hereof, represents and warrants as follows:

                (a) This Option and the right to purchase common stock hereunder is personal to the holder and shall not be transferred to any other person. The Option may not be pledged or otherwise hypothecated.

                (b) The holder hereof has been advised and understands that the Option has been issued in reliance upon exemptions from registration under the Securities


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Act and applicable state statutes; the exercise of the Option and resale of the
Option and the Common Shares have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Corporation is under no obligation to register the Option or the Common Shares under the Securities Act or the applicable state statutes; in the absence of such registration, (i) the sale of the Option or the Common Shares may be practicably impossible, and (ii) the Corporation's registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Option and the Common Shares and any certificate issued upon exercise of the Option representing the Common Shares will bear on its face a legend in substantially the following form restricting the sale of the Common Shares:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                (c) In the absence of registration, prior to two years from the date the Option has been exercised and the Common Shares fully paid for, the Corporation may refuse to transfer the Common Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Corporation or a "no action" letter or interpretive


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response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Common Shares are free of any restrictions under the Securities Act, the Corporation may refuse to transfer the Common Shares to any transferee who does not furnish in writing to the Corporation the same representations and agree to the same conditions with respect to such Common Shares as are set forth herein. Notwithstanding any of the foregoing, the Corporation may refuse to transfer the Common Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

                (d) In the absence of registration, after two years but prior to three years from the date the Option has been exercised and the Common Shares fully paid for, the Corporation may refuse to transfer the Common Shares unless the holder either (i) meets the requirements of Subparagraph (b) above; or (ii) sells such Common Shares in accordance with Rule 144 and furnishes to the Corporation written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Common Shares and the securities broker-dealer to or through which such Common Shares are being sold. No opinion of counsel for the holder of the Common Shares shall be required respecting sales in reliance on Rule 144 pursuant to Clause (ii) of this Subparagraph (d).

                (e) In the absence of registration, after three years from the date of the Option has been exercised and the Common Shares fully paid for, the Corporation shall, upon the written request of any persons who have held the Common Shares for three years (excluding any tolling period provided for by Rule
144) and who is not, and has not been


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during the preceding three months, an affiliate of the Corporation, re-issue to such holder in such names and denominations as the holder shall request, one or more certificates for the Common Shares without any restriction whatsoever on their further transfer and cancel any and all stop transfer instructions regarding such Common Shares on the books and records of the Corporation.

        8. Shareholder's Rights. This Option is non-transferable by the Optionee, except in the event of the Optionee's death as provided in Section 9(d) hereof and during the Optionee's lifetime is exercisable only by the Optionee. On any attempt to transfer or otherwise dispose of this Option other than pursuant to the terms hereof or the terms of the Plan, this Option shall immediately become null and void. The Optionee shall have no rights as a shareholder with respect to Option Shares until payment of the Option price and delivery to the Optionee of the Common Shares as provided herein.

        9. Registration Rights. The Corporation agrees to promptly file a registration statement on Form S-8, or other permissible form, with the Securities and Exchange Commission with respect to the Common Shares.

        10. Mergers, Reorganizations, Etc. In the event the Corporation merges into, consolidates with or otherwise reorganizes or combines (the "Merger") with another company, wherein immediately following such Merger, the shareholders of the Corporation prior to the Merger own either (a) less than 50% of the outstanding voting stock of the Corporation (if the Corporation is the survivor of the Merger), or (b) less than fifty (50%) percent of the outstanding voting stock of the surviving entity, then, notwithstanding anything


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in this Agreement to the contrary, all unvested options shall vest and become immediately exercisable, subject to the provisions of Section 11 hereof.

        11. Termination of Option. Except as otherwise stated herein, the Option to the extent not heretofore exercised shall terminate upon the first of the following dates to occur:

                (a) In the event of the Optionee's death, the Optionee's executors or administrators may exercise, within twelve (12) months following the date of the Optionee's death, the Option as to all or part of such number of shares which the Optionee was entitled to purchase at the time of his death, as determined in accordance with Section 2, not theretofore exercised during the Optionee's lifetime.

                (b) On the date of the termination of the Optionee's employment for cause or on the date the Optionee voluntarily quits his employment.

                (c) The expiration of three months after the date on which the Optionee's employment by the Corporation is terminated not for cause (except if such termination be by reason of death or permanent and total disability).

                (d) The expiration of twelve (12) months after the date on which the Optionee's employment by the Corporation is terminated, if such termination be by reason of the Optionee's permanent and total disability.

                (e) January 21, 2001, the fifth anniversary of this Agreement.

        12. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of Delaware. Such construction is vested in the board and its construction shall be final and conclusive.


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        IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be executed by its proper corporate officers thereunto duly authorized.



                                        ESMOR CORRECTIONAL SERVICES, INC.


                                     By:     /s/ James F. Slattery
                                        -------------------------------------
                                        James F. Slattery, President



                                             /s/ Ira Cotler
                                        -------------------------------------
                                        Ira Cotler, Optionee




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